UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2016

Commission file number: 333-209900

Rizzen Inc.

(Exact name of registrant as specified in its charter)

Nevada	35-2544765
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
Unit 04 7/F Bright Way Tower No. 33 Mong Kok Rd KL Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

00852-3996 0908

(Registrant’s Telephone Number, Including Area Code)

Room 01 25/F Kerry Center No. 2008 Renmin South Rd.

Luohu District Shenzhen City Guangdong China

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Change in Control of Registrant.

On December 28, 2016, the controlling shareholders of Rizzen Inc. (the “Company”), Alexander Deshin and Shuisheng Zhu sold to JLJ Group Corporation Limited, a Hong Kong registered corporation,  (“JLJ”) 6 million shares of the Company’s restricted common stock which had previously been issued to Mr. Zhu and Mr. Deshin. The sale was the result of a privately negotiated transaction without the use of public dissemination of promotional or sales materials. The buyer represented that it was an accredited investor and as such could bear the risk of such investment for an indefinite period of time and to afford a complete loss thereof.

The sale to JLJ was exempt from registration.  JLJ, the sellers and the Company agreed that the Company would legend the securities to indicate that they could not be resold without an exemption, and that the legend would indicate that the securities were “restricted securities” within the meaning of Rule 144(a)(iii). The buyer represented and warranted that it was purchasing the securities for investment, and not for distribution, and that it understood the restrictions on transfer applicable to the securities, and that the Company would code the securities so that they could not be transferred without the transferor obtaining an opinion of counsel satisfactory to the Company.  JLJ used corporate funds to make the purchase.

Following the change in control and the appointment of a new officer and director as set forth in Item 5.02, below, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 29, 2016 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 7,285,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Jin Na Room 01 25/F Kerry Center No 2008 Renmin South Rd. Luohu District, Shenzhen City Guangdong, China	0	0%
	All Officers and Directors as a Group (one person)	0	0%

	Other 5% owners
	JLJ Group Corporation Limited Unit 04 7/F Bright Way Tower No. 33 Mong Kok Rd KL Hong Kong	6,000,000(1)	82.36%

(1) Jin Na is the interim CEO and CFO of JLJ Group Corporation Limited and, in that capacity, has the authority to direct voting and investment decisions with regard to its common stock.

There are no current arrangements known to the company, the operation of which may, at a subsequent date, result in a further change in control of the registrant.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

On December 29, 2016, Jin Na was appointed to our board.  Immediately thereafter, Shuisheng Zhu resigned as our CEO and CFO and Aleksandr Deshin resigned as Treasurer and Secretary and our board appointed Ms. Jin to each of those offices, following which Mr. Zhu and Mr. Deshin resigned from our board and from all remaining offices with the Company.  There were no disagreements with Mr. Zhu or Mr. Deshin.  JLJ Group Corporation Limited is our majority shareholder as a result of the transaction described.

The Company does not contemplate any immediate change to its business plan or operations as previously disclosed on its Form 10-Q filed on November 28, 2016.

In addition to her role as the interim CEO and CFO of our controlling shareholder, JLJ Group Corporation Limited, Ms. Jin, age 35 also currently serves as the Legal Representative for Changzhou Biekaishengmian E-commerce Co., Ltd. From March 2010 to September 2014, she served as Marketing Director for Hunan Resgreen Ecological Textile Inc. and was responsible for marketing operations. From September 2014 to February 2015 she worked as General Commander of Education Department for Beijing Zhangxin Communication Technology Co., Ltd. where she was responsible for training marketing teams. From February 2015 to May 2016, Ms. Jin served as Marketing Director for Shandong Weikang Biotechnology Co., Ltd. where she was responsible for marketing operations.

There are no formal compensation agreements with Ms. Jin at this time.

Our newly-appointed sole officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years and have not been the subject of any investigation or enforcement action by the United States Securities and Exchange Commission or by any state in the United States.

ITEM 8.01 Other Events

Following the change in control described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

Unit 04 7/F Bright Way Tower No. 33

Mong Kok Rd

KL Hong Kong

Phone: 00852-3996 0908

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rizzen Inc.

By: /s/ Jin Na

Name: Jin Na

Title: Chief Executive Officer, Chief Financial Officer, and Director

Date: December 29, 2016

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